EXHIBIT 10.3

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 29th day of June, 2010, by and between PETROALGAE INC., a Delaware corporation (“Seller,” or the “Company”), and CNW Investment Company LLC (“Purchaser”).

W I T N E S S E T H :

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, eighty-one thousand two hundred fifty (81,250) shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and a warrant to purchase eighty-one thousand two hundred fifty (81,250) shares of Common Stock, in the form attached hereto as Exhibit A (the “Warrant”, and together with the Shares, the “Securities”) upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SECURITIES

Section 1.1 Sale and Purchase of the Securities. Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, Seller hereby sells and issues to Purchaser, and Purchaser hereby purchases from Seller, the Securities, free and clear of any and all Liens (as defined in Section 7.11 hereof), for the consideration specified in this Article 1.

Section 1.2 Purchase Price. The purchase price for the Securities (the “Purchase Price”) shall be eight dollars ($8) per share.

Section 1.3 Payment of Purchase Price. Purchaser agrees to pay to Seller the Purchase Price no later than one (1) Business Day after the date hereof by wire transfer or delivery of other immediately available funds to an account of Seller designated in writing to Purchaser. For purposes of this Agreement, the term “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York.

ARTICLE 2

DELIVERY

Section 2.1 No later than five (5) Business Days after the date of receipt of the Purchase Price, Seller shall deliver, or cause to be delivered, to Purchaser a certificate or certificates evidencing all of the Shares and the duly executed Warrant. Such Shares and

Warrant shall bear appropriate (in the Company’s reasonable discretion) restrictive legends reflecting the terms and conditions hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As used herein (i) any reference to any event, change or effect being “material” with respect to the Company means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, business, operations, prospects, assets or results of operations of the Company, and (ii) the term “Material Adverse Effect” on the Company means a material adverse effect on (x) the condition (financial or otherwise), properties, business, operations, prospects, assets, nature of assets, liabilities, or results of operations of the Company and its subsidiaries taken individually and/or as whole, or (y) the ability of the Company to perform its obligations under this Agreement.

The Company hereby represents and warrants to Purchaser as follows:

Section 3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to conduct its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had, does not have and could not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists solely of 300,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and have been issued in compliance with all foreign, federal and state securities laws.

(b) The Securities and the shares issuable upon exercise of the Warrant to be issued and sold by the Company to the Purchaser hereunder and thereunder have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein and therein, will be duly and validly issued and fully paid and non-assessable.

Section 3.3 Corporate Authority. The Company has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the Securities Purchase contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Securities Purchase contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceeding with respect to the Company is necessary to authorize this Agreement or the Securities Purchase contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 3.4 No Violations; No Consents. The execution and delivery by the Company of this Agreement does not, and the performance and consummation by the Company of the Securities Purchase contemplated hereby will not, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (i) any provision of the Company’s Certificate of Incorporation or By-laws or (ii) any resolution adopted by the Board of Directors (or similar governing body) of the Company;

(b) contravene, conflict with, or constitute or result in a breach or violation of any Law (as defined below), award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction (“Order”) or give any Governmental Entity or any other Person the right to challenge the Securities Purchase contemplated hereby; or

(c) require the consent or approval of any Governmental Entity or any third party which has not already been obtained.

For purposes of this Agreement, the term “Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

Section 3.5 Actions. There are no civil, criminal, administrative, investigative or informal actions, audits, demands, suits, claims, arbitrations, hearings, litigations, disputes, investigations or other proceedings of any kind or nature (“Actions”) or Orders issued, pending or, to the knowledge of the Company, threatened, against the Company or any of its assets, at law, in equity or otherwise, in, before, by, or otherwise involving, any Governmental Entity, arbitrator or other Person that individually or in the aggregate, (i) have had, do have or could reasonably be expected to have a Material Adverse Effect on the Company or (ii) question or challenge the validity or legality of, or have the effect of prohibiting, preventing, restraining, restricting, delaying, making illegal or otherwise interfering with, this Agreement, the consummation of the Securities Purchase contemplated hereby or any action taken or proposed to be taken by the Company pursuant hereto or in connection with the Securities Purchase contemplated hereby. To the knowledge of the Company, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Action or the issuance of any such Order.

Section 3.6 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no material change in the financial condition or results of operations of the Company and its subsidiaries taken individually and/or as whole since the last audited financial statements of the Company included in the SEC Reports.

Section 3.7 No Material Adverse Effect. There has been no Material Adverse Effect on the Company since March 31, 2010.

Section 3.8 Trading With the Enemy Act; Patriot Act. To the knowledge of the Company, no sale of the Company’s securities by the Company nor the Company’s use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (b) to the knowledge of the Company, does not engage in any dealings or transactions, or be otherwise associated, with any such person. The Company is in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

Section 3.9 Listing of Common Stock. The Common Stock is eligible to trade and be quoted on, and is quoted on, the over-the-counter Bulletin Board market maintained by the National Associate of Securities Dealers (the “OTCBB”), and the Company has received no notice or other communication indicating that such eligibility is subject to challenge or review by any applicable regulatory agency, electronic market administrator, or exchange. The Company has not, and shall not take any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing requirements of the OTCBB.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1 Organization and Good Standing. Purchaser is a corporation, limited liability company or limited partnership, as the case may be, and duly incorporated or formed, validly existing and in good standing in the jurisdiction of its incorporation or formation, as applicable, or (b) a natural person competent to execute and deliver this Agreement.

Section 4.2 Corporate Authority. Purchaser has the full legal right, requisite corporate, limited liability company or limited partnership power and authority, as the case may be, and has taken all corporate, limited liability company, or limited partnership action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the Securities Purchase. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Securities Purchase have been duly authorized and approved by the governing body of Purchaser and no other corporate, limited liability company or limited partnership proceeding with respect to Purchaser is necessary to authorize this Agreement or the Securities Purchase contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 4.3 No Violations. (a) The execution and delivery by Purchaser of this Agreement does not, and the performance and consummation by Purchaser of the Securities Purchase will not, with respect to Purchaser, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(i) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (A) any provision of the Certificate of Incorporation or By-laws (or equivalent documents) of Purchaser or (B) any resolution adopted by the Board of Directors (or similar governing body) of Purchaser; or

(ii) contravene, conflict with, or constitute or result in a breach or violation of, any material Law or Order to which Purchaser, or any of the assets owned or used by Purchaser, are subject.

Section 4.4 Securities Act. Purchaser is acquiring the Securities, and will acquire the shares of Common Stock issuable upon exercise of the Warrant (“Warrant Shares”), for its own account and not with a view to their distribution within the meaning of Section 2(a)(l 1) of the Securities Act of 1933, as amended (the “Securities Act”) in any manner that would be in violation of the Securities Act.

Section 4.5 Investment Representation and Warranty. Purchaser understands that the Securities have not been, and the Securities and the Warrant Shares will not upon issuance be, registered under the Securities Act, and that the Warrant and the certificates evidencing the Shares and the Warrant Shares shall bear a legend to that effect.

Section 4.6 Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Section 4.7 Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser understands that it must be able to bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

Section 4.8 Reliance on Exemptions. Purchaser understands that the Securities have not been, and the Warrant Shares will not be, registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities and the Warrant Shares, and that the Securities and Warrant Shares may not be offered, sold, pledged or transferred unless such offer, sale, pledge, or transfer is made in compliance with applicable federal and state securities laws and the Investment Company Act.

Section 4.9 Appropriate Purchaser.

(a) If Purchaser is a U.S. person within the meaning of Regulation S of the Securities Act, or a non U.S. Person who desires to purchase the Shares without relying on Regulation S, Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and is also a “qualified purchaser” (as defined in Section 2(a)(51) under the Investment Company Act).

(b) If Purchaser is a non-U.S. person within the meaning of Regulation S of the Securities Act, such Purchaser (i) is acquiring the Shares in an offshore transaction in accordance with Rule 904 of Regulation S, (ii) is acquiring the Shares for such Purchaser’s own account, (iii) understands that the Shares may not, absent an applicable exemption, be transferred without registration and/or qualification under the Securities Act and applicable state securities laws and the laws of any other applicable jurisdiction and (iv) is a non-U.S. person within the meaning of Regulation S.

Section 4.10 Access to Information. Purchaser acknowledges: (i) that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) that it has been given access to and has carefully and completely reviewed information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, including but not limited to the materials provided by the Company as set forth on Exhibit B hereto, and (iii) it has been afforded the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Section 4.11 Restricted Securities. Purchaser understands that the Securities are, and the Warrant Shares will be, characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

ARTICLE 5

COVENANTS

Section 5.1 Public Announcements. Each of the parties hereto shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Securities Purchase contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

Section 5.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other parties hereto of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Securities Purchase contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Securities Purchase contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party or that relate to the consummation of the Securities Purchase contemplated by this Agreement.

Section 5.3 Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Effective Price Per Share shall be adjusted to a number determined by multiplying the Effective Price Per Share immediately prior to any such event by a fraction of which (a) the numerator is the number of issued and outstanding shares of Common Stock immediately prior to any such event, and (b) the denominator is the number of issued and outstanding shares of Common Stock.

ARTICLE 6

TERMINATION

Section 6.1 Termination. This Agreement may be terminated and the sale of Securities may be abandoned at any time if Purchaser fails to deliver the Purchase Price to Seller in accordance with Section 1.3 above. In the event of the termination and abandonment of this Agreement, this Agreement (other than Section 7.3 (Fees and Expenses), Section 7.5 (Governing Law) and Section 7.6 (Consent to Jurisdiction; Waiver of Jury Trial), which shall remain in full force and effect) shall forthwith become null and void and no party hereto shall have any Liability or further obligation to any other party hereto, except as provided in this Section 6.16.1.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date received if delivered personally or by facsimile or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:

PetroAlgae Inc.

1901 S. Harbor City Boulevard

Suite 300

Melbourne, Florida 32901

Attn: David Szostak

Facsimile: (321) 723-7047

With a copy (which shall not constitute notice) to:

Torys LLP

237 Park Avenue

20th Floor

New York, New York 10017

Attn: Andrew J. Beck

         Daniel P. Raglan

Facsimile: (212) 682-0200

If to Purchaser:

CNW Investment Company LLC

6325 Capstead Court

Rockledge Fl 32955

Attn: David. A Cohen

Facsimile:

Section 7.2 Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.3 Fees and Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the obligations contemplated hereby shall be paid by the party incurring such cost or expense. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 7.4 Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement.

Section 7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

Section 7.6 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Securities Purchase contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.1 shall be deemed effective service of process on such party.

(b) Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, any document referred to in this Agreement or the Securities Purchase contemplated hereby.

Section 7.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 7.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Securities Purchase contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.11 Definition and Usage.

For purposes of this Agreement:

“Governmental Entity” means any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof).

“Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any charges, claims, community property interests, conditions, conditional sale or other title retention agreements, covenants, easements, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, security interests, or restrictions of any kind, including any restrictions on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

Section 7.12 Survival. The representations and warranties of the Purchaser set forth in Section 4.4, Section 4.5, Section 4.7, Section 4.10 and Section 4.11, shall survive any termination hereof.

Section 7.13 Further Assurances. From time to time, each party hereto will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

Section 7.14 Review of Agreement. Each party hereto acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

Section 7.15 Brokerage. Each party hereto represents and warrants to the other that there are no claims for brokerage commissions or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, except for such commissions and fees incurred by reason of any action taken by a party hereto that will be paid by and be the responsibility of such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written by the duly authorized officers of Seller and Purchaser.

SELLER:

PETROALGAE INC.

By:	/s/ David Szostak
Name: David Szostak
Title: President

PURCHASER:

CNW Investment Company LLC

By:	/s/ David A. Cohen
Name: David A. Cohen
Title: Managing Member

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBIT A

TO SECURITIES PURCHASE AGREEMENT

WARRANT

See attached.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PETROALGAE INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to                      Shares of Common Stock of

PetroAlgae Inc.

(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No.	Issue Date: , 2010

PETROALGAE INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received,                     , a                 , or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time prior to                     , 2015, up to                      (                ) (subject to adjustment as provided herein) fully paid and nonassessable shares of Common Stock (as hereinafter defined), par value $0.001, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Common Stock” includes (i) the Company’s Common Stock, par value $0.001; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b) The term “Company” shall include PetroAlgae Inc. and any person or entity which shall succeed, or assume the obligations of, PetroAlgae Inc. hereunder.

(c) The “Exercise Price” applicable under this Warrant shall be $15.00 per share, subject to adjustment as provided herein.

(d) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise)

which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1. Exercise of Warrant.

1.1 Number of Shares Issuable upon Exercise. From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2 Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the Global Market, the Global Select Market or the Capital Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b) If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASDAQ Over The Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d) If the Determination Date is the date of a liquidation, dissolution, winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.3 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to

2

be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2. Procedure for Exercise.

2.1 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2 Exercise.

(a) Payment may be made either (i) in cash of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of this Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with the formula set forth in subsection (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of

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calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

3. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1 Reorganization, Consolidation, Merger, Etc. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another person or entity (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization or reclassification of its outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another person or entity, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, the Holder will be entitled to receive upon surrender of this Warrant to the Company (x) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for this Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised this Warrant in its entirety immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate exercise price payable upon exercise of this Warrant in its entirety, and (y) to the extent that the Holder would be entitled to receive securities (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock of the Company with respect to their Common Stock upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised this Warrant in its entirety immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of

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such securities having a value equal to the aggregate exercise price payable upon exercise of this Warrant in its entirety.

3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder.

3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

3.4 Restricted Securities. The Holder understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act of 1933 (the “Securities Act”) for the reason that the sale provided for herein is exempt based on the representations of the Holder set forth herein. The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder’s satisfaction. The Holder further represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act, as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

3.5 Compliance with the Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock issuable upon exercise of this Warrant,

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except under circumstances which will not result in a violation of the Securities Act, or any applicable state securities laws.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, (i) the number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the number of issued and outstanding shares of Common Stock immediately after such any such event, and (b) the denominator is the number of issued and outstanding shares of Common Stock immediately prior to any such event, and (ii) the Exercise Price shall be accordingly adjusted so that the aggregate Exercise Price prior to such adjustment shall equal to the aggregate Exercise Price following such adjustment.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment (i) in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, (ii) of the Exercise Price, or (iii) the Effective Per Share Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price, the Effective Per Share Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder and any warrant agent of the Company (appointed pursuant to Section 9 hereof).

6. Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include,

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without limitation, a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

10. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. Rights of Shareholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon exercise of this Warrant for any purpose (the “Warrant Shares”), nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the earlier to occur of (x) the date of actual delivery to Holder (or its designee) of the Warrant Shares issuable upon the exercise hereof or (y) the third business day following the date such Warrant Shares first become deliverable to Holder, as provided herein.

12. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

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13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

PETROALGAE INC.

WITNESS:
By:
Name:
Title:

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EXHIBIT A TO WARRANT

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

TO:	PETROALGAE INC.

Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.        ), hereby irrevocably elects to purchase (check applicable box):

shares of the common stock covered by such warrant; or

the maximum number of shares of common stock covered by such warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $            . Such payment takes the form of (check applicable box or boxes):

$ in lawful money of the United States; and/or

the cancellation of such portion of the attached Warrant as is exercisable for a total of shares of Common Stock (using a Fair Market Value of $ per share for purposes of this calculation); and/or the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                          whose address is                                                              .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

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EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of PetroAlgae Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of PetroAlgae Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

SIGNED IN THE PRESENCE OF:

(Name)

ACCEPTED AND AGREED: [TRANSFEREE]

(Name)

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EXHIBIT B

Private Placement Memorandum, dated March 31, 2010